Exhibit 99.1

                3750 Torrey View Ct

                San Diego, CA 92130

                www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com	Investors:	Carol Cox (858) 617-2020 carol.cox@carefusion.com

CAREFUSION REPORTS FOURTH QUARTER AND FISCAL 2011 RESULTS

•	Fiscal 2011 GAAP income from continuing operations of $291 million, or $1.29 per diluted share; adjusted income from continuing operations of $371 million, or $1.65 per diluted share

•	Fiscal 2012 adjusted diluted earnings per share (EPS) guidance range of $1.80 to $1.90; revenue growth of 3 to 5 percent over fiscal 2011 on a constant currency basis

SAN DIEGO, Aug. 8, 2011 – CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today reported results for the quarter and fiscal year ended June 30, 2011.

“Growth in our Infusion, Dispensing and Infection Prevention businesses, gross margin expansion and the benefit of strong spending controls drove double digit improvements in our adjusted operating earnings for the quarter and for the year,” said Kieran Gallahue, chairman and CEO. “We continue to make progress in optimizing our product portfolio and expanding our geographical footprint. We recently acquired pharmacy automation innovator Rowa, enabling us to expand our Pyxis platform outside the U.S.”

“Looking ahead to fiscal 2012, we will continue to leverage operational efficiencies and reduce complexity across our businesses to drive bottom line growth that outpaces our top line growth. We are expecting revenue growth in a range of 3 to 5 percent over fiscal 2011 results, representing an improvement over the 2 percent growth we had this year and acceleration over the low single digit growth rates we are seeing in the markets where we participate. For adjusted EPS we are guiding to a range of $1.80 to $1.90.”

CareFusion’s reported results compare to the quarter and fiscal year periods ended June 30, 2010.

Results from the company’s International Surgical Products (ISP) business, which had been included in the Medical Technologies and Services segment and was divested in April 2011, have been classified as discontinued operations in the accompanying financial tables. Reported results for continuing operations and comparisons to prior periods exclude the historical results of the ISP business.

CareFusion News

Fourth Quarter Results

Revenue for the fourth quarter of fiscal 2011 increased 4 percent to $964 million on a reported basis and 2 percent on a constant currency basis, driven primarily by increased sales in the Infusion, Dispensing and Infection Prevention businesses. Operating income was $149 million and income from continuing operations was $96 million, or $0.42 per diluted share. Excluding nonrecurring items, adjusted operating income increased $40 million to $179 million and adjusted income from continuing operations increased $38 million to $118 million, or $0.52 per diluted share. The adjusted tax rate for the quarter was 26.2 percent.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D), restructuring and acquisition integration charges and loss on the sale of assets totaled $351 million, or 36 percent of total revenue. Excluding $30 million of nonrecurring items, adjusted operating expenses totaled $321 million, or 33 percent of total revenue. Adjusted SG&A expenses were $281 million and R&D investments totaled $40 million.

Critical Care Technologies

Revenue for the Critical Care Technologies segment increased 7 percent to $767 million driven by Infusion product sales, including core growth and a contribution from the May 2010 acquisition of Medegen and an increase in Dispensing sales. These increases were offset by an expected decrease in Respiratory sales due to a weak post-H1N1 environment. Segment profit increased 29 percent to $137 million, and adjusted segment profit increased 24 percent to $153 million.

Medical Technologies and Services

Revenue for the Medical Technologies and Services segment decreased 8 percent to $197 million, driven by the loss of revenue from the company’s April 2011 divestiture of the OnSite Services business, as well as the May 2010 divestiture of the Research Services business, which offset increased sales from the Infection Prevention and Medical Specialties businesses. Net of these divestitures, period-over-period revenue growth would have been 5 percent. Segment profit increased 75 percent to $14 million due to margin expansion and strong expense controls, and adjusted segment profit increased 63 percent to $26 million.

Fiscal 2011 Results

Revenue for fiscal 2011 increased 2 percent to $3.53 billion. Operating income increased to $496 million and income from continuing operations increased to $291 million, or $1.29 per diluted share. Excluding nonrecurring items, adjusted operating income increased $87 million to $602 million and adjusted income from continuing operations increased $70 million to $371 million, or $1.65 per diluted share.

Operating expenses totaled $1.31 billion or 37 percent of total revenue. Excluding $106 million of nonrecurring items, adjusted operating expenses totaled $1.2 billion, or 34 percent of total revenue. Adjusted SG&A expenses were $1.05 billion, and R&D investments totaled $155 million.

Critical Care Technologies

Revenue for the Critical Care Technologies segment increased 3 percent to $2.73 billion. Segment profit increased 10 percent to $434 million, and adjusted segment profit increased 14 percent to $511 million.

CareFusion News

Medical Technologies and Services

Revenue for the Medical Technologies and Services segment decreased 4 percent to $799 million. Net of the OnSite Services and Research Services divestitures, year-over-year revenue growth would have been 7 percent. Segment profit increased 17 percent to $49 million, and adjusted segment profit increased 40 percent to $91 million.

Fiscal 2012 Outlook

For the fiscal year ending June 30, 2012, CareFusion expects revenues to grow 3 to 5 percent on a constant currency basis compared to fiscal 2011 revenue of $3.53 billion. Adjusted diluted earnings per share for fiscal 2012 are expected to be in the range of $1.80 to $1.90. The guidance is based on an assumed diluted weighted average outstanding share count of approximately 226 million.

Conference Call

CareFusion will host a conference call today at 2 p.m. PDT (5 p.m. EDT) to discuss earnings results for the fourth quarter and fiscal 2011.

To access the call and corresponding slide presentation, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (866) 783-2139 within the U.S. or (857) 350-1598 from outside the U.S., and use the access code 69553494. A replay of the conference call will be available from 5 p.m. PDT (8 p.m. EDT) on Aug. 8 through 8:59 p.m. PDT (11:59 p.m. EDT) on Aug. 15 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 Internationally and using the access code 40211522.

About CareFusion

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve patient care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AirLife™, AVEA® and LTV® series of ventilators and respiratory products, ChloraPrep® skin prep products, MedMined™ services for data mining surveillance, V. Mueller® and Snowden-Pencer® surgical instruments and Nicolet® diagnostic products. CareFusion employs more than 14,000 people across its global operations. More information may be found at www.carefusion.com.

###

Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents non-GAAP financial measures that exclude certain amounts, as follows: “adjusted operating expenses”, “adjusted SG&A expenses” and “adjusted operating income”, which exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring (gain)/loss on the sale of assets; “adjusted income from continuing operations”, “adjusted diluted earnings per share from continuing operations” and “adjusted tax rate”, which exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring (gain)/loss on the sale of assets, and nonrecurring tax items; and “adjusted segment profit”, which excludes nonrecurring items primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges.

CareFusion News

The most directly comparable measure for these non-GAAP financial measures are operating expenses, SG&A expenses, operating income, income from continuing operations, diluted earnings per share from continuing operations, tax rate, and segment profit (the most comparable GAAP measures). The company has included below unaudited adjusted financial information for the quarter and fiscal year periods ended June 30, 2011 and 2010, which includes a reconciliation of GAAP to non-GAAP financial measures.

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on Aug. 8, 2011.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Aug. 8, 2011. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CareFusion News

CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended
	June 30,
(in millions, except per share amounts)	2011	2010
Revenue	$964	$930
Cost of Products Sold	464	477

Gross Margin	500	453

Selling, General and Administrative Expenses	298	287
Research and Development Expenses	40	44
Restructuring and Acquisition Integration Charges	11	8
(Gain)/Loss on the Sale of Assets	2	(12)

Operating Income	149	126

Interest Expense and Other, Net	19	19

Income Before Income Tax	130	107
Provision for Income Tax	34	60

Income from Continuing Operations	96	47
Discontinued Operations
Loss from the Disposal of Discontinued Businesses, Net of Tax	(5)	—
Income (Loss) from the Operations of Discontinued Businesses, Net of Tax	(6)	5

Income (Loss) from Discontinued Operations, Net of Tax	(11)	5

Net Income	$85	$52

Per Share Amounts: [1]

Basic Earnings (Loss) per Common Share:
Continuing Operations	$0.43	$0.21
Discontinued Operations	$(0.05)	$0.02
Basic Earnings per Common Share	$0.38	$0.24

Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.42	$0.21
Discontinued Operations	$(0.05)	$0.02
Diluted Earnings per Common Share	$0.37	$0.23

Weighted-Average Number of Common Shares Outstanding:
Basic	223.4	221.8
Diluted	226.5	224.0

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

CareFusion News

CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fiscal Year Ended
	June 30,
(in millions, except per share amounts)	2011	2010
Revenue	$3,528	$3,472
Cost of Products Sold	1,723	1,740

Gross Margin	1,805	1,732

Selling, General and Administrative Expenses	1,103	1,121
Research and Development Expenses	155	159
Restructuring and Acquisition Integration Charges	64	15
Gain on the Sale of Assets	(13)	(12)

Operating Income	496	449

Interest Expense and Other, Net	81	108

Income Before Income Tax	415	341
Provision for Income Tax	124	183

Income from Continuing Operations	291	158
Discontinued Operations
Loss from the Disposal of Discontinued Businesses, Net of Tax	(45)	(8)
Income (Loss) from the Operations of Discontinued Businesses, Net of Tax	(2)	44

Income (Loss) from Discontinued Operations, Net of Tax	(47)	36

Net Income	$244	$194

Per Share Amounts: [1]

Basic Earnings (Loss) per Common Share:
Continuing Operations	$1.31	$0.71
Discontinued Operations	$(0.21)	$0.16
Basic Earnings per Common Share	$1.09	$0.88

Diluted Earnings (Loss) per Common Share:
Continuing Operations	$1.29	$0.71
Discontinued Operations	$(0.21)	$0.16
Diluted Earnings per Common Share	$1.08	$0.87

Weighted-Average Number of Common Shares Outstanding:
Basic	222.8	221.5
Diluted	225.1	223.0

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended June 30, 2011
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue [4]	$964	$—	$—	$964
Cost of Products Sold	464	—	—	464

Gross Margin	500	—	—	500

Selling, General and Administrative Expenses	298	—	(17)	281
Research and Development Expenses	40	—	—	40
Restructuring and Acquisition Integration Charges	11	—	(11)	—
Loss on the Sale of Assets	2	—	(2)	—

Operating Income	149	—	30	179

Interest Expense and Other, Net	19	—	—	19

Income Before Income Tax	130	—	30	160
Provision for Income Tax	34	—	8	42

Income from Continuing Operations	96	—	22	118
Discontinued Operations
Loss from the Disposal of Discontinued Businesses, Net of Tax	(5)	5	—	—
Loss from the Operations of Discontinued Businesses, Net of Tax	(6)	6	—	—

Loss from Discontinued Operations, Net of Tax	(11)	11	—	—

Net Income	$85	$11	$22	$118

Per Share Amounts: [5]
Basic Earnings per Common Share	$0.38	$0.05	$0.10	$0.52
Diluted Earnings per Common Share	$0.37	$0.05	$0.10	$0.52

Weighted-Average Number of Common Shares Outstanding:
Basic	223.4	223.4	223.4	223.4
Diluted	226.5	226.5	226.5	226.5

Effective Tax Rate	26.4%	n/a	25.7%	26.2%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring loss on the sale of assets and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]	Revenues increased $34 million for the quarter ended June 30, 2011 compared to 2010, or a $18 million increase on a constant currency basis.
[5]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Fiscal Year Ended June 30, 2011
		Discontinued	Nonrecurring
(in millions, except per common share amounts)	GAAP	Operations [1]	Items [2]	Adjusted [3]
Revenue [4]	$3,528	$—	$—	$3,528
Cost of Products Sold	1,723	—	—	1,723

Gross Margin	1,805	—	—	1,805

Selling, General and Administrative Expenses	1,103	—	(55)	1,048
Research and Development Expenses	155	—	—	155
Restructuring and Acquisition Integration Charges	64	—	(64)	—
Gain on the Sale of Assets	(13)	—	13	—

Operating Income	496	—	106	602

Interest Expense and Other, Net	81	—	—	81

Income Before Income Tax	415	—	106	521
Provision for Income Tax	124	—	26	150

Income from Continuing Operations	291	—	80	371
Discontinued Operations
Loss from the Disposal of Discontinued Businesses, Net of Tax	(45)	45	—	—
Loss from the Operations of Discontinued Businesses, Net of Tax	(2)	2	—	—

Loss from Discontinued Operations, Net of Tax	(47)	47	—	—

Net Income	$244	$47	$80	$371

Per Share Amounts: [5]
Basic Earnings per Common Share	$1.09	$0.21	$0.36	$1.66
Diluted Earnings per Common Share	$1.08	$0.21	$0.36	$1.65

Weighted-Average Number of Common Shares Outstanding:
Basic	222.8	222.8	222.8	222.8
Diluted	225.1	225.1	225.1	225.1

Effective Tax Rate	30.0%	n/a	24.3%	28.8%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring gain on the sale of assets and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]	Revenues increased $56 million for the fiscal year ended June 30, 2011 compared to 2010, or a $44 million increase on a constant currency basis.
[5]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended June 30, 2010
		Discontinued	Nonrecurring
(in millions, except per common share amounts)	GAAP	Operations [1]	Items [2]	Adjusted [3]
Revenue	$930	$—	$—	$930
Cost of Products Sold	477	—	—	477

Gross Margin	453	—	—	453

Selling, General and Administrative Expenses	287	—	(17)	270
Research and Development Expenses	44	—	—	44
Restructuring and Acquisition Integration Charges	8	—	(8)	—
Gain on the Sale of Assets	(12)	—	12	—

Operating Income	126	—	13	139

Interest Expense and Other, Net	19	—	—	19

Income Before Income Tax	107	—	13	120
Provision for Income Tax	60	—	(20)	40

Income from Continuing Operations	47	—	33	80
Discontinued Operations
Income from the Operations of Discontinued Businesses, Net of Tax	5	(5)	—	—

Income from Discontinued Operations, Net of Tax	5	(5)	—	—

Net Income	$52	$(5)	$33	$80

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.24	$(0.02)	$0.15	$0.36
Diluted Earnings per Common Share	$0.23	$(0.02)	$0.15	$0.36

Weighted-Average Number of Common Shares Outstanding:
Basic	221.8	221.8	221.8	221.8
Diluted	224.0	224.0	224.0	224.0

Effective Tax Rate	55.8%	n/a	(164.7)%	33.0%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring gain on the sale of assets, and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Fiscal Year Ended June 30, 2010
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]
Revenue	$3,472	$—	$—	$3,472
Cost of Products Sold	1,740	—	—	1,740

Gross Margin	1,732	—	—	1,732

Selling, General and Administrative Expenses	1,121	—	(63)	1,058
Research and Development Expenses	159	—	—	159
Restructuring and Acquisition Integration Charges	15	—	(15)	—
Gain on the Sale of Assets	(12)	—	12	—

Operating Income	449	—	66	515

Interest Expense and Other, Net	108	—	(22)	86

Income Before Income Tax	341	—	88	429
Provision for Income Tax	183	—	(55)	128

Income from Continuing Operations	158	—	143	301
Discontinued Operations
Loss from the Disposal of Discontinued Businesses, Net of Tax	(8)	8	—	—
Income from the Operations of Discontinued Businesses, Net of Tax	44	(44)	—	—

Income from Discontinued Operations, Net of Tax	36	(36)	—	—

Net Income	$194	$(36)	$143	$301

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.88	$(0.16)	$0.65	$1.36
Diluted Earnings per Common Share	$0.87	$(0.16)	$0.64	$1.35

Weighted-Average Number of Common Shares Outstanding:
Basic	221.5	221.5	221.5	221.5
Diluted	223.0	223.0	223.0	223.0

Effective Tax Rate	53.7%	n/a	(63.1)%	29.8%

[1]

Reflects the impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, (b) the divestiture of the Company’s audiology business and (c) the divestiture of the International Surgical Products (ISP) business.

[2]

Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring gain on the sale of assets, nonrecurring charges related to the bridge loan entered into in connection with the spinoff, nonrecurring charges related to a tax reserve adjustment ($58 million) for uncertain tax positions and nonrecurring tax items associated with the other non-tax adjustments.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended June 30, 2011
		Nonrecurring
(in millions)	GAAP	Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$767	—	767
Operating Income [3]	137	16	153

Medical Technologies and Services
Revenue	$197	—	197
Operating Income [3]	14	12	26

	Fiscal Year Ended June 30, 2011
		Nonrecurring
(in millions)	GAAP	Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$2,729	—	2,729
Operating Income [4]	434	77	511

Medical Technologies and Services
Revenue	$799	—	799
Operating Income [4]	49	42	91

	Quarter Ended June 30, 2010
		Nonrecurring
(in millions)	GAAP	Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$716	$—	$716
Operating Income [5]	106	17	123

Medical Technologies and Services
Revenue	$214	$—	$214
Operating Income [5]	8	8	16

	Fiscal Year Ended June 30, 2010
		Nonrecurring
(in millions)	GAAP	Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$2,644	$—	$2,644
Operating Income [5]	395	55	450

Medical Technologies and Services
Revenue	$828	$—	$828
Operating Income [5]	42	23	65

[1]

Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges. Certain nonrecurring costs previously reported were applicable to the International Surgical Products (ISP) business and therefore were reclassified to be reflected as part of that business.

[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	The $2 million loss on the sale of assets associated with the divestiture of our Research Services business has not been allocated to segment results for the quarter ended June 30, 2011.
[4]

The $13 million net gain on the sale of assets associated with the divestiture of our OnSite Services business ($15 million gain) and Research Services business ($2 million loss) has not been allocated to segment results for the fiscal year ended June 30, 2011.

[5]	The gain on the sale of assets associated with the divestiture of our Research Services business has not been allocated to segment results for the quarter and fiscal year ended June 30, 2010.